EXHIBIT 10.76


                                  GUARANTY

     GUARANTY, dated as of December 16, 2002, made by PANAMERICAN
BEVERAGES, INC., a corporation organized and existing under the laws of the Republic of Panama (the "Guarantor"), in favor of Citigroup Inc. and each subsidiary or affiliate thereof (including Citibank, N.A. and each of its branches wherever located) ("Citigroup").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce INARCO INTERNATIONAL BANK, N.V. to enter into the Promissory Note dated as of December 16, 2002 (as amended, supplemented and otherwise modified from time to time, the Promissory Note) with PANAMCO DE VENEZUELA, S.A. (the "Borrower"), the Guarantor agrees as follows:

     1. Guaranty. The Guarantor unconditionally guarantees the punctual payment when due, whether upon maturity, by acceleration or otherwise, of all obligations (now or hereafter existing) of the Borrower under the Promissory Note, whether for principal, interest, fees, expenses or otherwise, in each case strictly in accordance with the terms thereof (all such obligations being the "Obligations"); provided that the Guarantor's maximum liability under this Guaranty with respect to that portion of the Obligations consisting of principal will not exceed Thirty Three Million Dollars of the United States of America (US$33,000,000). If the Borrower fails to pay any Obligation in full when due (whether at stated maturity, by acceleration or otherwise), the Guarantor will promptly pay the same to Citigroup. The Guarantor will also pay to Citigroup any and all expenses (including without limitation, reasonable legal fees and expenses) incurred by Citigroup in enforcing its rights under this Guaranty. This Guaranty is a guaranty of payment and not merely of collection.

     2. Guaranty Absolute. The Guarantor's liability under this Guaranty is unconditional irrespective of (i) any illegality, lack of validity or enforceability of any Obligation, (ii) any amendment, modification, waiver or consent to departure from the terms of any Obligation, including any renewal or extension of the time or change of the manner or place of payment, (iii) any exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any Obligation, (iv) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Obligation, (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, Citigroup, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,
(vi) any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or Citigroup's rights with respect thereto, including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a Non-USD Currency (as hereinafter defined) for U.S. Dollars or the remittance of funds outside of such jurisdiction or the unavailability of U.S. Dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives the companies in such jurisdiction of any payment obligation under any Obligations; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B) or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of this Guaranty), and (vii) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by

Citigroup that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower or the Guarantor or any other guarantor or surety.

     Without limiting the generality of the foregoing, with respect to any Obligations that, in accordance with the express terms of any agreement pursuant to which such Obligations were created, were denominated in U.S. Dollars or any currency other than the Venezuelan bolivar, the Guarantor guarantees that it shall pay Citigroup strictly in accordance with the express terms of such agreement, including in the amounts and in the currency expressly agreed to thereunder, irrespective of and without giving effect to any Venezuelan laws in effect from time to time, or any order, decree or regulation in Venezuela.

     It is the intent of this Section 2 that the Guarantor's obligations hereunder are and shall be absolute and unconditional under any and all circumstances.

     3. Waiver. The Guarantor waives promptness, diligence, notice of acceptance, notice of dishonor and any other notice with respect to any Obligation and this Guaranty and any requirement that Citigroup exercise any right or take any action against the Borrower or any collateral security or credit support.

     4. Reinstatement. This Guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligation is rescinded or must otherwise be returned by Citigroup upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     5. Subrogation. The Guarantor will not assert, enforce or otherwise exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until payment in full of the Obligations and the termination of any and all agreements under which Citigroup is committed to provide extensions of credit.

     6. Taxes. Any and all payments by the Guarantor hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding income or franchise taxes imposed on Citigroup's net income by the jurisdiction under the laws of which Citigroup is organized or any political subdivision thereof or by the jurisdiction of Citigroup's lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being "Taxes"). If the Guarantor is required by law to deduct any Taxes from or in respect of any sum payable hereunder
(i) the sum payable will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Citigroup will receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor will make such deductions, and (iii) the Guarantor will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Guarantor will pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or the Obligations ("Other Taxes"). The Guarantor will promptly furnish to Citigroup the original or a certified copy of a receipt evidencing payment thereof. The Guarantor will indemnify Citigroup for the full amount of Taxes or Other Taxes paid by Citigroup or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, within 45 days of Citigroup's request therefor. Without prejudice to the survival of any other agreement contained herein, the Guarantor's agreements and obligations contained in this Section will survive the payment in full of the Obligations, principal and interest hereunder and any termination of this Guaranty.


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     7. Place and Currency of Payment. If any Obligation is payable in U.S.
Dollars, the Guarantor will make payment hereunder to Citigroup in U.S. Dollars at 399 Park Avenue, New York, New York. If any Obligation is payable in a currency other than U.S. Dollars (a "Non-USD Currency") and/or at a place other than the United States, and such payment is not made as and when agreed, the Guarantor will, upon Citigroup's request, either (i) make payment in such Non-USD Currency and at the place where such Obligation is payable, or (ii) pay Citigroup in U.S. Dollars at 399 Park Avenue, New York, New York. In the event of a payment pursuant to clause
(ii) above, the Guarantor will pay Citigroup the equivalent of the amount of such Obligation in U.S. Dollars calculated at the rate of exchange at which, in accordance with normal banking procedures, Citigroup may buy such Non-USD Currency in New York, New York on the date the Guarantor makes such payment; provided, however, that the foregoing provisions of this sentence shall not apply to any payments hereunder in respect of Obligations that have been re-denominated into a Non-USD Currency as a result of the application of any law, order, decree or regulation in any jurisdiction other than the United States, which Obligations shall, for purposes of this Guaranty, be deemed to remain denominated in U.S. Dollars and payable to Citigroup in accordance with the first sentence of this Section 7.

     8. Set-Off. If the Guarantor fails to pay any of its obligations hereunder when due and payable, Citigroup is authorized at any time and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citigroup to or for the Guarantor's credit or account against any and all of the Obligations, whether or not Citigroup has made any demand under this Guaranty. Citigroup will promptly notify the Guarantor after any such set-off and application, provided that the failure to give such notice will not affect the validity of such set-off and application. Citigroup's rights under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Citigroup may have.

     9. Representations and Warranties. The Guarantor represents and warrants that: (i) the execution, delivery and performance by the Guarantor of this Guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (x) its charter or by-laws or (y) any law or any contractual restriction binding on or affecting the Guarantor or any entity that controls it, (ii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Guarantor of this Guaranty, and (iii) this Guaranty has been duly executed and delivered by the Guarantor and is its legal, valid and binding obligation, enforceable against the Guarantor in accordance with its terms.

     10. Continuing Guaranty. This is a continuing guaranty and applies to all Obligations whenever arising. This Guaranty is irrevocable and will remain in full force and effect until the payment in full of the Obligations and all amounts payable hereunder and the termination of all of the agreements relating to the Obligations.

     11. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to departure by the Guarantor herefrom, will in any event be effective unless the same is in writing and signed by Citibank, N.A., on behalf of Citigroup, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

     12. Addresses. All notices and other communications provided for hereunder will be in writing (including telecopier communication), and mailed, telecopied or delivered to it, if to the Guarantor, at its address at Torre Dredsner Bank, Piso 7, Calle 50, Panama City, Republic of Panama.
Facsimil: (507) 223-8308, Attention: Chief Financial Officer, and if to Citigroup, at its address at Arulex Center, Punta Brabo, Oranjestad, Aruba,
Fax.: (297) 886711, Attention: Juan Pablo Machado, or, as to either party, at such other address as is designated by such party in a written notice to the other party. All such notices and other communications will, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively.


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     13. Guarantor's Credit Decision, Etc. The Guarantor has, independently and without reliance on Citigroup and based on such documents and information as the Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty. The Guarantor has adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition, operations and business of the Borrower, and the Guarantor is not relying on Citigroup to provide such information now or in the future. The Guarantor acknowledges that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by this Guaranty.

     14. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into a Non-USD Currency, the Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, Citigroup could purchase U.S. Dollars with such Non-USD Currency on the business day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in a Non-USD Currency, be discharged only to the extent that on the date the Guarantor makes payment to Citigroup of any sum adjudged to be so due in such Non-USD Currency, Citigroup may, in accordance with normal banking procedures, purchase U.S. Dollars with such Non-USD Currency; if the U.S. Dollars so purchased are less than the sum originally due to Citigroup in U.S. Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Citigroup against such loss, and if the U.S. Dollars so purchased exceed the sum originally due to Citigroup in U.S. Dollars, Citigroup agrees to remit to the Guarantor such excess.

     15. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York.

     16. Consent to Jurisdiction, Etc. The Guarantor irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Guaranty or the Obligations, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (iv) irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at Panamerican Beverages, Inc., c/o Panamco L.L.C. 701 Waterford Way, 8th Floor, Miami, Florida 33126. Attention: Chief Financial Officer. A final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein will affect Citigroup's right to serve legal process in any other manner permitted by law or affect Citigroup's right to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Guarantor irrevocably waives such immunity in respect of its obligations under this Guaranty.

     17. WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR CITIGROUP'S ACTIONS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.


                                      Panamerican Beverages Inc.


                                      By /s/ Annette Franqui
                                        ____________________________
                                      Name: Annette Franqui
                                      Title: Vice President, Chief Financial
                                             Officer & Treasurer